EXHIBIT  10.68

                             PPC RACING/NETTAXI.COM

                                LETTER OF INTENT

This letter is to signify that Nettaxi.com, as represented by Vice President of Sales and Marketing Robert Speicher, intents to enter into a one year sponsorship agreement with PPC Racing, as represented by owners John Bender, Gregg Pollex, and Bob Campbell. Sponsorship will be for logo placement on the "C'' post of the #10 Nestle Nesquik car, with the option to move to the Lower Quarterpanel location, for thirty-two (32) NASCAR Busch Grand National events.

TERMS.

A. The Sponsorship Fee shall be two hundred thousand dollars (200,000) for thirty-two (32) NASCAR Busch Grand National events.

B. Nettaxi shall have the ability to execute an escape clause within four (4) weeks of February 19, 2000, the date of the first event for Nettaxi sponsorship participation.

C. Should Nettaxi decide to execute the above escape clause, the Sponsorship Fee will be in a prorated payment to PPC Racing.

PERFORMANCE.

The following are valid for the duration of the Nettaxi.com sponsorship agreement with PPC Racing:

A. Nettaxi will develop and host Websites for drivers Jeff Green and Jason Keller, and for PPC Racing. PPC Racing will provide the content for these sites within one week.

B.   Nettaxi and PPC Racing will promote the location of the above Websites.

C. PPC Racing will introduce Nettaxi to a minimum of six (6) additional drivers and team owners within four (4) weeks of the first sponsorship event. The purpose of these introductions is to obtain agreements to host additional driver and team Websites.

D. PPC Racing will introduce Nettaxi to an additional for (4) sponsors. The purpose of the introductions is to develop partnerships to promote the sponsors' participation in NASCAR, and to develop agreements for the use of the Nettaxi CD-Rom.


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PAYMENT.

A. The initial sponsorship participation of four weeks will consist of a payment of Fifteen thousand dollars ($15,000) in cash, and twelve thousand five hundred shares (12,500) of unregistered shares of stock at a determined market value dated February19, 2000. The above unregistered
     shares  shall  include   piggy  back  rights  for   Nettaxi's   next  stock
     registration.

B. Upon election by Nettaxi to sponsorship for the remaining twenty eight (28) NASCAR Busch Grand National events, Nettaxi will have the option to:

     1) Make four (4) equal payments for the balance of the race season totaling one hundred and seventy five thousand dollars ($175,000), or give PPC Racing the option of one of the following:

          a. Four equal installments of twenty one thousand two hundred and fifty dollars ($21,250) for a total of eighty five thousand dollars ($85,000) in cash, and one hundred thousand unregistered shares priced at the market value dated February 19, 2000, with piggy back rights to Nettaxi's next stock registration.

          b. Four equal installments of twenty one thousand two hundred and fifty dollars ($21,250) for a total of eighty five thousand dollars ($85,000) in cash, and one hundred thousand dollars ($100,000) in stock options vested immediately at market price. These share options will be registered when exercised.

     2) Nettaxi must notify PPC Racing of its intent to proceed with the sponsorship by March 10, 2000.

INCENTIVE.

Nettaxi will provide PPC Racing with an additional fifty thousand (50,000) share options if PPC Racing achieves the following by the end of the year:

A. Establishment of twenty-four (24) driver, and or team, Websites hosted by Nettaxi.
B. Six (6) sponsors who have contracted with Nettaxi to use the Nettaxi CD-Rom, or to allow Nettaxi to host the above sponsors' Websites.

OPTION.

Nettaxi has the option to upgrade its sponsorship to the lower Quarterpanel position on the Nestle Nesquik car for the remainder of the year for an additional four hundred thousand dollars ($400,000). The Lower Quarterpanel upgrade will be based upon availability of the inventory. Nettaxi will also have a first option to renew, or increase its sponsorship agreement for an additional two (2) years.


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NETTAXI.COM,  PPC  RACING  LETTER  OF  INTENT,  PAGE  3


COMPETITION.


PPC Racing agrees not to enter into a sponsorship agreement with a competing Internet company without prior approval from Nettaxi



Agreed: /s/  Robert  Speicher                         Date:  February  29, 2000
       ---------------------                              --------------------
        Robert  Speicher,  Representative,  Nettaxi.com



Agreed:  /s/  Bob  Campbell                         Date:  February  29,  2000
         ------------------                                -------------------
        Bob  Campbell,  Representative,  PPC  Racing


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